Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Grupo KCSM, S.A. de C.V. (the “Company”) (formerly known as Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.) on Form 10-Q for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, José Guillermo Zozaya Delano, President and Executive Representative of the Company, certify, pursuant § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ José Guillermo Zozaya Delano
José Guillermo Zozaya Delano
President and Executive Representative

November 9, 2006
A signed original of this written statement required by Section 906 has been provided to Grupo KCSM, S.A de C.V. and will be retained by Grupo KCSM, S.A de C.V. furnished to the Securities and Exchange Commission or its staff upon request.